EXHIBIT 99.1


April 27, 2004

FOR IMMEDIATE RELEASE

Contact:  Charles H. Majors - (434) 773-2219



          AMERICAN NATIONAL ANNOUNCES EXPANSION INTO GREENSBORO MARKET
                         AT ANNUAL SHAREHOLDERS MEETING


DANVILLE, Va., April 27, 2004 / PRNewswire-FirstCall/ -- At its annual shareholders meeting today, American National Bankshares Inc. (NASDAQ: AMNB) announced its expansion into Greensboro, North Carolina. As a part of the corporation's previously announced plan for growth and expansion, Charles E. Judy, Jr., a resident of Greensboro, has joined American National Bank and Trust Company as a Vice President to open a loan production office there.

     Charles H. Majors, President and Chief Executive Officer stated, "We are pleased to have Charles join the American National family. Our strategy is to develop a presence in the North Carolina Triad region through commercial and real estate lending. We believe that adding this experienced lender is a tremendous opportunity for the bank to successfully move into this nearby growth market."

     Also today, shareholders elected Fred A. Blair, E. Budge Kent, Jr., Fred B. Leggett, Jr. and Claude B. Owen, Jr. to new three year terms as directors of American National Bankshares Inc. The directors who remain in office are Bill Barker, Jr., Richard G. Barkhouser, Ben J. Davenport, Jr., H. Dan Davis, Michael
P. Haley, Lester A. Hudson, Jr., Franklin W. Maddux and Charles H. Majors.

     American National Bankshares Inc. is the holding company of American National Bank and Trust Company, a community bank with fourteen offices in Danville, Chatham, Collinsville, Gretna, Martinsville, Henry County, and South Boston, Virginia, and Yanceyville, North Carolina. Services are also provided through twenty ATMs, "AmeriLink" internet banking, and our 24-hour "Access American" phone banking. Banking subsidiaries include ANB Mortgage Corp. (secondary mortgage origination), ANB Investor Services (retail brokerage) and ANB Insurance Services (full-service insurance agency). Additional information is available on our website at www.amnb.com.

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     This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.